Exhibit 99.1

AT THE COMPANY:	IR INQUIRIES:
Robert Elliott	Charles Messman, Todd Kehrli
Chief Marketing Officer	MKR Group
949-362-5800	323-468-2300
relliott@smithmicro.com	ir@mkr-group.com
SMITH MICRO SOFTWARE REPORTS 2009 FIRST QUARTER FINANCIAL RESULTS
Revenues Increase 9% to a First Quarter Record $23.8 Million
First Quarter EPS of $0.01 GAAP, $0.13 Non-GAAP
Aliso Viejo, CA, May 6, 2009 — Smith Micro Software, Inc. (NASDAQ: SMSI), a leading developer and marketer of software solutions and services for the mobility market, today reported financial results for its 2009 first quarter ending March 31, 2009.
“I am pleased to report another solid financial performance for our first quarter of 2009, which included achieving record Q1 revenue of $23.8 million, an increase of 9% year-over-year”, said William W. Smith Jr., President and CEO of Smith Micro Software, Inc. “Our wireless business segment, which includes our Connectivity and Security mobility products, continues to strongly contribute to our overall organic growth, increasing 19% over the first quarter last year to $19.3 million.”
Mr. Smith continued, “We continued to see growth in our core wireless space, as highlighted by several significant new customer wins. During the first quarter, we signed new key customer contracts across all of our product groups and believe that these new contracts will be strong contributors to our financial results this fiscal year, especially in the second half of 2009 as these new services launch.”
Mr. Smith concluded, “We continue to remain very optimistic about our strong platform of mobility software products, and see our continued success at winning new customers as core to our growth strategy and financial opportunity for the balance of the year and into 2010.”
Smith Micro reported record revenue of $23.8 million for the first quarter ended March 31, 2009, a

Smith Micro 2009 First Quarter Financial Results	Page 2 of 7
9% increase over the $21.9 million reported in the first quarter ended March 31, 2008.
First quarter gross profit on a GAAP basis of $19.3 million increased $2.5 million, or 15% from the first quarter ended March 31, 2008. On a non-GAAP basis (which excludes amortization of intangibles, stock compensation and non-cash tax expense), first quarter gross profit was $20.5 million, an increase of $2.7 million, or 15%, from the same quarter last year.
GAAP gross profit as a percentage of revenue was 81.0% for the first quarter of 2009, compared with 76.6% for the same quarter last year. Non-GAAP gross profit as a percentage of revenue was 86.3% for the first quarter of 2009, compared to 81.4% for the same quarter last year.
GAAP net income for the first quarter of 2009 increased to $278,000, or $0.01 per diluted share, which compared to a GAAP net loss for the first quarter of 2008 of $317,000, or $0.01 per diluted share.
Non-GAAP net income for the first quarter of 2009 increased to $4.0 million, or $0.13 per diluted share, which compared to $3.1 million, or $0.10 per diluted share, for the first quarter of 2008.
Fully diluted weighted average common shares outstanding as of March 31, 2009 were 31.9 million as compared to 30.4 million weighted average common shares outstanding as of March 31, 2008.
Total cash, cash equivalents, and short-term investments increased $4.4 million during the quarter to $41.0 million, which compared to $36.6 million at December 31, 2008.
The Company uses a non-GAAP reconciliation of gross profit, net income and earnings per share in the presentation of financial results in this press release. Management believes that this presentation may be more meaningful in analyzing our income generation, since amortization of intangibles from acquisitions, stock-based compensation, and non-cash tax expense are excluded from the non-GAAP earnings calculation. This presentation may be considered more indicative of our ongoing operational performance. The tables below present the differences between non-GAAP earnings and net income on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro Software may not be comparable to similarly titled amounts reported by other companies.

Smith Micro 2009 First Quarter Financial Results	Page 3 of 7
Financial Guidance:
Smith Micro Software is providing fiscal year 2009 revenue guidance of $110 million to $115 million.
Investor Conference Call
Smith Micro Software will hold an investor conference call to discuss the Company’s first quarter results at 4:30 p.m. Eastern time today, May 6, 2009. The call can be accessed by dialing (800) 240-2430 and providing the pass code “SMSI.” Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available over the Internet at www.smithmicro.com in the Investor Relations section.
About Smith Micro Software, Inc.:
Smith Micro Software, Inc., headquartered in Aliso Viejo, California, with offices in Europe and Asia, develops mobility solutions that enable seamless broadband connectivity and next generation of media and mobile convergence products over wireless networks. Smith Micro’s complete lines of products are available through Smith Micro’s Wireless, OEM, and Enterprise Sales groups and direct from its websites, retail and value-added resellers (VARs). Smith Micro’s common stock trades on the NASDAQ Global Market under the symbol SMSI. For more information, please visit: www.smithmicro.com.
Safe Harbor Statement: This release may contain forward-looking statements that involve risks and uncertainties, including without limitation forward-looking statements relating to the company’s net revenues guidance for fiscal 2009, our financial prospects and other projections of our performance, the company’s ability to increase its business and the anticipated timing and financial performance of our new products and potential acquisitions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are changes in demand for our products from our customers and their end-users, new and changing technologies, customer acceptance of those technologies, new and continuing adverse economic conditions, and the company’s ability to compete effectively with other software companies. These and other factors discussed in the company’s filings with the Securities and Exchange Commission, including its filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the company does

Smith Micro 2009 First Quarter Financial Results	Page 4 of 7
not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release. Net revenues guidance provided in this press release represent a point-in-time estimate and is based on information as of the date of this press release. Management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. Numerous factors, including those noted above, may cause actual results to differ materially from the guidance provided. Smith Micro expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.
Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.
Note: Financial Schedules Attached

Smith Micro 2009 First Quarter Financial Results	Page 5 of 7
Smith Micro Software, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share amounts)

		Stock			Non-
	GAAP	Comp.	Amort.	Taxes	GAAP
Three Months Ended 3/31/09:
Gross profit	$19,265	$72	$1,188	$0	$20,525
Profit before taxes	$644	$2,591	$2,147	$0	$5,382
Net income	$278	$2,591	$2,147	$(979)	$4,037
EPS-diluted	$0.01	$0.08	$0.07	$(0.03)	$0.13

Three Months Ended 3/31/08:
Gross profit	$16,764	$100	$957	$0	$17,821
Profit (loss) before taxes	$(1,613)	$3,642	$1,877	$0	$3,906
Net income (loss)	$(317)	$3,642	$1,877	$(2,077)	$3,125
EPS-diluted	$(0.01)	$0.12	$0.06	$(0.07)	$0.10

Smith Micro 2009 First Quarter Financial Results	Page 6 of 7
Smith Micro Software, Inc.
Statements of Operations for the Three Months Ended March 31, 2009 and 2008
(in thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2009	2008
Revenues	$23,788	$21,880
Cost of revenues	4,523	5,116

Gross profit	19,265	16,764

Operating expenses:
Selling and marketing	6,277	6,735
Research and development	8,112	7,069
General and administrative	4,487	4,848

Total operating expenses	18,876	18,652

Operating income (loss)	389	(1,888)
Interest and other income	255	275

Profit (loss) before taxes	644	(1,613)
Income tax expense (benefit)	366	(1,296)

Net income (loss)	$278	$(317)

Earnings (loss) per share:
Basic	$0.01	$(0.01)
Diluted	$0.01	$(0.01)

Weighted average common shares outstanding:
Basic	31,675	30,406
Diluted	31,904	30,406

Smith Micro 2009 First Quarter Financial Results
Smith Micro Software, Inc.
Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2009	2008
ASSETS
Current Assets:
Cash & cash equivalents	$10,772	$13,966
Short term investments	30,188	22,649
Accounts receivable, net	19,387	18,424
Deferred tax asset	1,587	1,698
Inventory, net	723	1,097
Prepaid and other assets	1,266	1,026

Total current assets	63,923	58,860
Equipment & improvements, net	4,775	4,289
Goodwill	83,483	83,483
Intangible assets, net	25,453	27,603
Deferred tax asset	2,760	2,760

TOTAL ASSETS	$180,394	$176,995

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,071	$3,492
Accrued liabilities	6,352	6,710
Deferred revenue	2,647	923

Total current liabilities	12,070	11,125
Long-term liabilities	386	466
Stockholders’ equity:
Common stock	32	31
Additional paid in capital	168,164	165,864
Accumulated other comprehensive income	24	69
Accumulated deficit	(282)	(560)

Total stockholders’ equity	167,938	165,404

TOTAL LIABILITIES & EQUITY	$180,394	$176,995